Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-60286, 333-77219, 333-30464 and 333-89464) on Form S-8 of Stamford Industrial Group, Inc. of our report dated March 17, 2008, relating to our audit of the financial statements, and the financial statement schedule, which appears in this Annual Report on Form 10-K of Stamford Industrial Group, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen LLP
McGladrey & Pullen LLP
Stamford, Connecticut
March 16, 2009